Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2020 FINANCIAL AND OPERATING RESULTS; PROVIDES UPDATE ON 2020 DEVELOPMENT PLANS
AUSTIN, Texas, August 5, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2020. Additionally, Parsley provided an update to its 2020 development program. The Company has posted a presentation to its website that supplements the information in this release.
Updated 2020 Outlook
•In light of improved oil pricing and reduced volatility, Parsley is revising its baseline capital budget assumption from a $20-$30 WTI oil price to a $35 WTI oil price for the remainder of 2020. In this context, the Company is narrowing its 2020 capital budget to $650-$700 million from less than $700 million.
•With regional oil prices trading below $20 per barrel during a portion of 2Q20, Parsley suspended all new drilling and completion activity during May and June. In recent weeks, with regional oil prices trading consistently above the Company’s baseline capital budget assumption of $35 per barrel, Parsley has reactivated two rigs and two frac spreads. Parsley’s future activity plans will continue to be driven by unhedged return profiles.
•Parsley remains committed to free cash flow generation and, in the context of $35 WTI oil prices for the remainder of the year, is now targeting at least $350 million of free cash flow(1) in 2020, which is an increase of $50 million from the Company’s prior target.
Recent Highlights
•Generated positive free cash flow(1) in 2Q20.
•Paid 2Q20 quarterly dividend of $0.05 per share on June 19, 2020 and declared 3Q20 quarterly dividend of $0.05 per share(2) payable on September 18, 2020.
•Parsley has reduced natural gas flaring at locations previously operated by Jagged Peak Energy Inc. (“Jagged Peak”) by approximately 90% since acquiring the properties in January 2020. At a corporate level, Parsley flared less than 1.5% of its gross natural gas production in 2Q20.
•Parsley's detailed preparation helped steer a collaborative effort across multiple disciplines to manage 2Q20 production curtailments in a safe, environmentally responsible, and efficient manner. The Company curtailed more than 20% of its oil production in May and restored the vast majority of these volumes in June.
•2Q20 net oil production decreased 11% quarter-over-quarter and increased 30% year-over-year to 112.6 MBo per day. Total 2Q20 net production averaged 183.2 MBoe per day.
Summary Comment and Outlook
“From a macro standpoint, the second quarter represented an unforgiving stress test for much of our industry,” commented Matt Gallagher, Parsley’s President and CEO. “The worst may be behind us - prices have found firmer footing as oil markets seek a cautious equilibrium. However, at Parsley Energy, we harbor no illusions of the difficulties facing our industry and we remain well built for that endurance test. During this challenging second quarter, our team did not merely run in place, but instead progressed our corporate sustainability efforts on multiple fronts. On the financial front, we generated robust free cash flow and remain committed to free cash flow sustainability in 2021 and beyond. On the environmental front, we reduced natural gas flaring on recently acquired properties by approximately 90% and we will continue to advance our environmental sustainability efforts with tangible goals moving forward. I am proud of the Parsley team for focusing on controlling what was within our control and for delivering on our action plan during uncertain times.”

Operational Update
During January and February, Parsley operated 15 development rigs and five frac spreads before steadily dropping activity throughout March. In late April, as a result of regional oil prices trading below $20 per barrel, Parsley suspended all new drilling and completion operations and did not deploy any rigs or frac spreads during May or June.
Parsley also proactively managed production volumes through voluntary curtailments during 2Q20 based on near-term regional pricing dynamics and environmental stewardship objectives. During May, at the height of these curtailments, Parsley actively curtailed more than 20% of its net oil production. The Company restored the vast majority of these curtailed volumes in June in a safe, environmentally responsible, and efficient manner.

Parsley utilized this collective downtime to advance various environmental stewardship initiatives, including implementing various midstream solutions to mitigate natural gas flaring. Parsley closed its acquisition of Jagged Peak in January 2020, inheriting properties that had collectively flared approximately 20% of their natural gas production in 2019. After six months of operating these assets, Parsley had utilized a variety of midstream solutions to help reduce natural gas flaring by approximately 90%.
During the second quarter of 2020, the Company spud 8 and placed on production 17 gross operated horizontal wells. Parsley’s average working interest on wells placed on production was approximately 85%, with an average completed lateral length of approximately 9,500 feet. The Company placed on production 13 gross operated horizontal wells in the Midland Basin, with the remainder placed on production in the Delaware Basin.
In July, Parsley reactivated two rigs and two frac spreads given more constructive oil prices consistently trading above Parsley’s baseline price assumptions. Provided market fundamentals do not deteriorate, Parsley anticipates moving to a stabilized activity level of four-to-five rigs and one-to-two frac spreads in early 4Q20.
Financial Update
Healthy execution in 2Q20, under challenging conditions, translated to strong performance in key financial measures.
Profitability
During 2Q20, the Company recorded net loss attributable to its stockholders of $0.4 billion, or $0.95 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 2Q20 was $10.1 million, or $0.03 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 2Q20 was $211.6 million.(1)
Realized Pricing
During 2Q20, Parsley reported an average hedged oil price realization of $31.47 per Bbl net of transportation costs. Given heightened volatility in regional oil prices during 2Q20, the Company elected to monetize certain financial hedges and concurrently entered into fixed price physical sales agreements with select marketers. In a rising oil price environment, this practice would result in larger realized hedge gains and lower unhedged oil price realizations, but would have no material impact to cash flow. During 2Q20, Parsley reported an average unhedged oil price realization of $18.30 per Bbl net of transportation costs. Absent any financial hedge monetization or fixed price physical agreements during 2Q20, the Company’s average unhedged oil price realization would have increased by approximately $5.00 per Bbl, but there would have been no material change to the Company’s average hedged oil price realization. Parsley has not entered into any additional fixed price physical agreements that would impact reported oil price realizations in the future.
Operating Costs
During the second quarter of 2020, the Company reported lease operating expense (“LOE”) per Boe of $3.69, down 10% versus 1Q20 expense levels despite decreased production volumes. Favorable LOE unit cost trends were driven by supplier price reductions, the shut-in of higher per-Boe cost vertical wells, and continued utilization of the Company’s integrated water handling system. Parsley is reinstating full-year 2020 LOE per Boe guidance at $3.75-$4.25, which reflects a tightening of the Company’s initial guidance range of $3.50-$4.50 per Boe.

Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased year-over-year to $2.21 and $1.81, respectively. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives, including the expedient integration of Jagged Peak, which helped accelerate the timeline for synergy capture. Parsley is reinstating full-year 2020 cash G&A per Boe guidance at $1.80-$1.90, a 16% reduction to the Company’s initial guidance range of $2.00-$2.40 per Boe at the midpoints. Parsley now expects full-year 2020 cash based G&A of approximately $125 million or less, a reduction of at least $5 million from the prior forecast and a reduction of approximately $40 million versus the midpoints of initial guidance.(3)

Capital Expenditures
Parsley reported capital expenditures of $64 million during the second quarter of 2020, comprised of $60 million for operated drilling, completion, and equipment activity, and $4 million associated with water infrastructure and non-operated development activity.
Return of Capital Program
Today Parsley Energy’s Board of Directors declared a quarterly dividend of $0.05 per share.(2) The dividend is payable on September 18, 2020, to shareholders of record on September 8, 2020.

Liquidity and Hedging
The Company entered into an amendment to its revolving credit agreement on April 27, 2020, which reaffirmed its borrowing base at $2.7 billion, increased the elected commitment amount from $1.0 billion to $1.075 billion, and extended the maturity date by two years to October 28, 2023.
As of June 30, 2020, Parsley had approximately $640.6 million of liquidity, consisting of $2.3 million of cash and cash equivalents and an availability of $638.3 million on the Company’s revolver.(4)
Consistent with the Company’s strategy to methodically protect its future cash flow, Parsley recently initiated a 2022 hedge position. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020.
2020 Guidance(5)
The Company is narrowing its 2020 capital budget to $650-$700 million (previously less than $700 million), with reported 1H20 capital expenditures of $443 million representing more than 60% of this full-year budget. Following strong operating cost control in the second quarter of 2020, Parsley is reinstating full-year 2020 guidance on unit costs. Out of an abundance of caution, the Company has not elected to reinstate detailed guidance on production and activity given ongoing uncertainty caused by the novel coronavirus 2019, or “COVID-19.” For further detail, please see the table below.

	Initial	Revised
	2020 Guidance	2020 Guidance
Production
Annual net oil production (MBo/d)	125-133	Temporarily Suspended
Annual net total production (MBoe/d)	200-210

Capital Program
Total development expenditures ($MM)	$1,600-$1,800	$650-$700
Drilling, completion, & equipment ($MM)	$1,500-$1,650	$625-$675
Other ($MM)	$100-$150	~$25

Activity
Gross operated horizontal POPs(6)	180-190
Midland Basin (% of total)	~65%
Delaware Basin (% of total)	~35%	Temporarily Suspended
Average lateral length	9,500’-10,000’
Gross operated lateral footage (000’s)	1,710’-1,900’
Average working interest	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.50-$4.50	$3.75-$4.25
Cash general and administrative expenses ($/Boe)	$2.00-$2.40	$1.80-$1.90
Production and ad valorem taxes (% of total revenue)	6%-7%	6%-8%

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2020 on Thursday, August 6, 2020 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through August 13, 2020 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13706311. A live broadcast will also be available on the Internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Simmons Gleneagles Virtual Conference on September 2, 2020 and the Barclays CEO Energy-Power Virtual Conference on September 9, 2020.

About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
or
Dan Guill
Investor Relations Analyst

ir@parsleyenergy.com
(512) 505-5199
Media and Public Affairs Contacts:
Kate Zaykowski
Manager - Public Affairs and Corporate Communications
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
“Cash based G&A per Boe”, “Adjusted EBITDAX”, “free cash flow (outspend)”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of Adjusted EBITDAX, free cash flow (outspend), and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures. The Company is unable to present a reconciliation of forward-looking free cash flow (outspend) because components of the calculation, including changes in working capital accounts, are inherently unpredictable. Additionally, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort. Furthermore, the Company’s current 2020 target of at least $350 million of free cash flow is based on a WTI oil price of $35 for the remainder of the year. In the event of continued market volatility and uncertainty, Parsley may not achieve this free cash flow target.

(2)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(3)	The midpoints of Parsley’s initial per unit cash G&A and Boe production guidance ranges were $2.20 per Boe and 205 MBoe/d, respectively. This implied 2020 cash G&A expense of approximately $165 million at the midpoints of initial guidance ranges.
(4)	Revolver availability is net of letters of credit.
(5)
Except as otherwise stated, all estimates, projections and/or guidance contained in this press release are based on $35 WTI oil price per barrel for the remainder of 2020. If the WTI oil price trades below this level during all or a portion of the remainder of 2020, investors are cautioned that these estimates, projections and/or guidance would be materially impacted.

(6)	Wells placed on production.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net production volumes:
Oil (MBbls)	10,242	11,523	7,881
Natural gas (MMcf)	16,949	16,667	13,004
Natural gas liquids (MBbls)	3,600	3,626	2,701
Total (MBoe)	16,667	17,927	12,749
Average daily net production (Boe/d)	183,154	197,000	140,099
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$18.30	$45.32	$58.23
Oil, with realized derivatives (per Bbl)	$31.47	$49.17	$55.42
Natural gas, without realized derivatives (per Mcf)	$0.71	$0.31	$0.01
Natural gas, with realized derivatives (per Mcf)	$0.65	$0.50	$0.28
Natural gas liquids (per Bbl)	$5.10	$8.95	$14.18
Average price per Boe, without realized derivatives	$13.07	$31.23	$39.01
Average price per Boe, with realized derivatives	$21.10	$33.88	$37.54
Average costs (per Boe):
Lease operating expenses	$3.69	$4.11	$3.35
Transportation and processing costs	$0.87	$0.79	$0.52
Production and ad valorem taxes	$1.40	$2.07	$2.41
Depreciation, depletion and amortization	$7.65	$15.32	$15.57
General and administrative expenses (including stock-based compensation)	$2.21	$2.01	$2.74
General and administrative expenses (cash based)	$1.81	$1.65	$2.35

(1)	Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Oil sales	$187,447	$458,888	$709,619	$827,014
Natural gas sales	12,068	141	17,237	14,593
Natural gas liquids sales	18,364	38,312	50,799	82,097
Other	2,331	1,200	7,358	2,508
Total revenues	220,210	498,541	785,013	926,212
OPERATING EXPENSES
Lease operating expenses	61,549	42,696	135,157	83,868
Transportation and processing costs	14,565	6,608	28,760	14,865
Production and ad valorem taxes	23,362	30,744	60,545	58,151
Depreciation, depletion and amortization	127,465	198,563	402,145	372,286
General and administrative expenses (including stock-based compensation)	36,806	34,907	72,770	72,944
Exploration and abandonment costs	2,022	72	563,633	23,066
Impairment	—	—	4,374,253	—
Acquisition costs	593	—	15,018	—
Accretion of asset retirement obligations	482	353	917	698
Rig termination costs	15,106	—	15,106	—
Gain on sale of property	(15)	—	(25)	—
Restructuring and other termination costs	2,528	1,562	37,297	1,562
Other operating expenses	11,431	2,199	11,600	1,388
Total operating expenses	295,894	317,704	5,717,176	628,828
OPERATING (LOSS) INCOME	(75,684)	180,837	(4,932,163)	297,384
OTHER INCOME (EXPENSE)
Interest expense, net	(40,454)	(33,597)	(82,133)	(66,599)
Gain (loss) on early extinguishment of debt	295	—	(21,093)	—
(Loss) gain on derivatives	(280,006)	19,561	265,686	(100,126)
Change in TRA liability	—	—	70,529	—
Interest income	20	103	269	394
Other income (expense)	117	715	(3,866)	773
Total other (expense) income, net	(320,028)	(13,218)	229,392	(165,558)
(LOSS) INCOME BEFORE INCOME TAXES	(395,712)	167,619	(4,702,771)	131,826
INCOME TAX BENEFIT (EXPENSE)	6,183	(32,625)	577,146	(24,835)
NET (LOSS) INCOME	(389,529)	134,994	(4,125,625)	106,991
LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	33,113	(19,059)	402,809	(15,120)
NET (LOSS) INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$(356,416)	$115,935	$(3,722,816)	$91,871

Net (loss) income per common share:
Basic	$(0.95)	$0.41	$(10.02)	$0.33
Diluted	$(0.95)	$0.41	$(10.02)	$0.33
Weighted average common shares outstanding:
Basic	376,950	279,706	371,507	279,253
Diluted	376,950	279,768	371,507	279,363

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,265	$20,739
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	37,331	48,785
Oil, natural gas and natural gas liquids	113,072	192,216
Related parties	4,264	183
Short-term derivative instruments, net	156,460	127,632
Other current assets	20,134	8,818
Total current assets	333,526	398,373
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	7,463,424	11,272,124
Accumulated depreciation and depletion	(125,906)	(2,117,963)
Total oil and natural gas properties, net	7,337,518	9,154,161
Other property, plant and equipment, net	183,117	170,306
Total property, plant and equipment, net	7,520,635	9,324,467
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	87,442	128,529
Long-term derivative instruments, net	6,987	—
Other noncurrent assets	7,748	4,845
Total noncurrent assets	102,177	133,374
TOTAL ASSETS	$7,956,338	$9,856,214

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$262,391	$416,346
Revenue and severance taxes payable	170,661	154,556
Short-term derivative instruments, net	142,507	158,522
Current operating lease liabilities	33,748	61,198
Other current liabilities	3,915	5,002
Total current liabilities	613,222	795,624
NONCURRENT LIABILITIES
Long-term debt	3,122,853	2,182,832
Deferred tax liabilities	4,974	193,409
Operating lease liabilities	56,881	69,195
Payable pursuant to tax receivable agreement	—	70,529
Long-term derivative instruments, net	12,780	—
Asset retirement obligations	26,870	20,538
Financing lease liabilities	1,481	1,320
Other noncurrent liabilities	310	119
Total noncurrent liabilities	3,226,149	2,537,942
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 378,408,302 shares issued and 377,687,889 shares outstanding at June 30, 2020 and 282,260,133 shares issued and 281,241,443 shares outstanding at December 31, 2019	3,784	2,822
Class B, $0.01 par value, 125,000,000 shares authorized, 35,101,316 and 35,420,258 shares issued and outstanding at June 30, 2020 and December 31, 2019	351	355
Additional paid in capital	6,976,220	5,200,795
(Accumulated deficit) retained earnings	(3,170,956)	570,889
Treasury stock, at cost, 720,413 shares and 1,018,690 shares at June 30, 2020 and December 31, 2019	(11,076)	(17,428)
Total stockholders' equity	3,798,323	5,757,433
Noncontrolling interests	318,644	765,215
Total equity	4,116,967	6,522,648
TOTAL LIABILITIES AND EQUITY	$7,956,338	$9,856,214

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,125,625)	$106,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	402,145	372,286
Leasehold abandonments and impairments	556,512	22,189
Impairment of long-lived assets	4,374,253	—
Accretion of asset retirement obligations	917	698
Gain on sale of property	(25)	—
Loss on early extinguishment of debt	21,093	—
Stock-based compensation	17,778	10,298
Deferred income tax benefit	(577,146)	24,835
Change in TRA liability	(70,529)	—
(Gain) loss on derivatives	(265,686)	100,126
Net cash received (paid) for derivative settlements	143,596	(15,111)
Net cash received (paid) for option premiums	48,886	(23,609)
Other	2,241	1,623
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	166,624	(13,417)
Accounts receivable—related parties	(4,081)	(798)
Other current assets	970	7,245
Other noncurrent assets	1,812	(805)
Accounts payable and accrued expenses	(176,351)	18,465
Revenue and severance taxes payable	16,105	4,866
Other noncurrent liabilities	191	—
Net cash provided by operating activities	533,680	615,882
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(565,321)	(737,194)
Acquisitions of oil and natural gas properties	(11,944)	(24,591)
Cash acquired from the Jagged Peak acquisition	53,347	—
Additions to other property and equipment	(3,162)	(27,911)
Proceeds from sales of property, plant and equipment	2,381	37,893
Other	(2,488)	4,489
Net cash used in investing activities	(527,187)	(747,314)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	1,285,000	352,000
Payments on long-term debt	(1,244,600)	(312,000)
Payments on financing lease obligations	(1,299)	(1,430)
Debt issuance costs	(11,777)	—
Repurchase of common stock	(11,076)	(5,652)
Dividends and distributions paid	(41,215)	—
Distributions to owners from consolidated subsidiary	—	(603)
Net cash (used in) provided by financing activities	(24,967)	32,315
Net decrease in cash, cash equivalents and restricted cash	(18,474)	(99,117)
Cash, cash equivalents and restricted cash at beginning of period	20,739	163,216
Cash, cash equivalents and restricted cash at end of period	$2,265	$64,099
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(76,409)	$(58,164)
Cash received for income taxes	$—	$240
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$3,916	$1,208
Additions to oil and natural gas properties - change in capital accruals	$(122,239)	$41,124
Common stock issued for oil and natural gas properties	$1,776,199	$—
Net premiums on options that settled during the period	$(1,234)	$(19,748)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net (loss) income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, impairment on long-lived assets, (gain) loss on early extinguishment of debt, gain on sale of property, rig termination costs, restructuring and other termination costs, accretion of asset retirement obligations, loss (gain) on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period and other.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net loss in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structure, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net loss as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income attributable to Parsley Energy, Inc. stockholders for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDAX reconciliation to net (loss) income attributable to Parsley Energy, Inc. stockholders:
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(356,416)	$115,935	$(3,722,816)	$91,871
Net (loss) income attributable to noncontrolling interests	(33,113)	19,059	(402,809)	15,120
Depreciation, depletion and amortization	127,465	198,563	402,145	372,286
Exploration and abandonment costs	2,022	72	563,633	23,066
Interest expense, net	40,454	33,597	82,133	66,599
Interest income	(20)	(103)	(269)	(394)
Income tax expense	(6,183)	32,625	(577,146)	24,835
EBITDAX	(225,791)	399,748	(3,655,129)	593,383
Change in TRA liability	—	—	(70,529)	—
Stock-based compensation	6,638	4,976	13,028	10,298
Acquisition costs	593	—	15,018	—
Impairment on long-lived assets	—	—	4,374,253	—
(Gain) loss on early extinguishment of debt	(295)	—	21,093	—
Gain on sale of property	(15)	—	(25)	—
Rig termination costs	15,106	—	15,106	—
Restructuring and other termination costs	2,528	1,562	37,297	1,562
Accretion of asset retirement obligations	482	353	917	698
Loss (gain) on derivatives	280,006	(19,561)	(265,686)	100,126
Net settlements on derivative instruments	121,979	(8,455)	182,528	(16,794)
Net premiums on options that settled during the period	11,770	(10,232)	(1,234)	(19,748)
Other	(1,427)	—	2,142	—
Adjusted EBITDAX	$211,574	$368,391	$668,779	$669,525

Free Cash Flow (Outspend)
Free cash flow (outspend) is not a measure of net cash provided by operating activities as determined by GAAP. Free cash flow (outspend) is a supplemental non-GAAP financial measure that is used by the Company, analysts and investors as an indicator of the Company’s ability to manage its operating cash flow (outspend), internally fund its exploration and development activities, pay dividends, and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that this measure, as so adjusted, presents a meaningful indicator of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. The Company defines free cash flow (outspend) as net cash provided by operating activities before changes in operating assets and liabilities, net of acquisitions and acquisition and cash restructuring costs related to the acquisition of Jagged Peak, less accrual-based development capital expenditures. The amounts included in the calculations of free cash flow (outspend) were computed in accordance with GAAP.
Free cash flow (outspend) is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of free cash flow (outspend) to the GAAP financial measure of net cash provided by operating activities.
Parsley Energy, Inc. and Subsidiaries
Free Cash Flow (Outspend)
(Unaudited, in thousands)

	Three Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$147,737	$402,823
Net change in operating assets and liabilities, net of acquisitions	27,389	(73,514)
Acquisition costs related to the acquisition of Jagged Peak	593	—
Restructuring costs related to the acquisition of Jagged Peak (excluding non-cash)	2,528	—
Total discretionary cash flow	178,247	329,309

Development of oil and natural gas properties	(283,450)	(384,544)
Additions to oil and natural gas properties - decrease (increase) in capital accruals	219,132	12,530
Total accrual-based development capital expenditures	(64,318)	(372,014)
Free cash flow (outspend)	$113,929	$(42,705)

Adjusted Net Income
Adjusted net income is not a measure of net (loss) income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to loss (gain) on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period, gain on sale of property, rig termination costs, restructuring and other termination costs, exploration and abandonment costs, impairment of long-lived assets, acquisition costs, change in TRA liability, (gain) loss on early extinguishment of debt, and other, while adjusting for changes in noncontrolling interests, the associated changes in estimated income tax and changes to deferred tax asset valuation allowance. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net (loss) income, operating income (loss), or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net (loss) income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(356,416)	$115,935	$(3,722,816)	$91,871
Adjustments:
Loss (gain) on derivatives	280,006	(19,561)	(265,686)	100,126
Net settlements on derivative instruments	121,979	(8,455)	182,528	(16,794)
Net premiums on options that settled during the period	11,770	(10,232)	(1,234)	(19,748)
Gain on sale of property	(15)	—	(25)	—
Rig termination costs	15,106	—	15,106	—
Restructuring and other termination costs	2,528	1,562	37,297	1,562
Exploration and abandonment costs	2,022	72	563,633	23,066
Impairment of long-lived assets	—	—	4,374,253	—
Acquisition costs	593	—	15,018	—
Change in TRA liability	—	—	(70,529)	—
(Gain) loss on early extinguishment of debt	(295)	—	21,093	—
Other	(1,427)	—	2,142	—
Change in noncontrolling interests	(36,223)	4,102	(417,925)	(10,220)
Income taxes on above adjustments(1)	(29,532)	7,023	(332,293)	(17,240)
Adjustment to deferred tax asset valuation allowance(2)	—	—	(284,727)	—
Adjusted net income	$10,096	$90,446	$115,835	$152,623
Net (loss) income per diluted share - as reported(1)	$(0.95)	$0.41	$(10.02)	$0.33
Adjustments:
Loss (gain) on derivatives	$0.74	$(0.06)	$(0.71)	$0.36
Net settlements on derivative instruments	0.32	(0.03)	0.49	(0.06)
Net premiums on options that settled during the period	0.03	(0.04)	—	(0.07)
Gain on sale of property	—	—	—	—
Rig termination costs	0.04	—	0.04	—
Restructuring and other termination costs	0.01	0.01	0.10	0.01
Exploration and abandonment costs	0.01	—	1.52	0.08
Impairment of long-lived assets	—	—	11.76	—
Acquisition costs	—	—	0.04	—
Change in TRA liability	—	—	(0.19)	—
(Gain) loss on early extinguishment of debt	—	—	0.06	—
Other	—	—	0.01	—
Change in noncontrolling interests	(0.10)	0.01	(1.12)	(0.03)
Income taxes on above adjustments	(0.07)	0.02	(0.90)	(0.07)
Adjustment to deferred tax asset valuation allowance	—	—	(0.77)	—
Adjusted net income per diluted share(4)	$0.03	$0.32	$0.31	$0.55
Basic weighted average shares outstanding - as reported(3)	376,950	279,706	371,507	279,253
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	62	—	110
Diluted weighted average shares outstanding - as reported(3)	376,950	279,768	371,507	279,363
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	520	—	422	—
Diluted weighted average shares outstanding for adjusted net income(4)	377,470	279,768	371,929	279,363

(1)	The assumed income tax rate is 23% and 19% for the three and six months ended June 30, 2020 and 2019, respectively.
(2)	Deferred tax valuation allowance has been adjusted to reflect the assumed income tax rate of 23%.
(3)
For the three and six months ended June 30, 2020, the number of weighted average diluted shares used to calculate actual net loss per share is based on the fact that, under the “if converted” and “treasury stock” methods, Class B Common Stock and shares of restricted stock and restricted stock units, respectively, were not recognized because the effect would have been antidilutive. For the three and six months ended June 30, 2019, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because the effect would have been antidilutive.

(4)	For purposes of calculating adjusted net income per diluted share for the three and six months ended June 30, 2020 and 2019, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Open Derivatives Position
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
CUSHING
Swaps - Cushing (MBbls/d)(2)	11.0	11.0
Swap Price ($/Bbl)	$57.87	$57.87
MIDLAND
Three Way Collars - Midland (MBbls/d)(3)	4.6	13.8
Short Call Price ($/Bbl)	$55.00	$51.65
Long Put Price ($/Bbl)	$40.00	$35.66
Short Put Price ($/Bbl)	$30.00	$25.66
Two Way Collars - Midland (MBbls/d)(4)	6.5	6.5
Short Call Price ($/Bbl)	$48.00	$48.00
Long Put Price ($/Bbl)	$43.00	$43.00
Swaps - Midland (MBbls/d)(2)	12.5	3.3	5.0	5.0	5.0	5.0
Swap Price ($/Bbl)	$29.69	$32.60	$40.50	$40.50	$40.50	$40.50
MAGELLAN EAST HOUSTON (“MEH”)
Three Way Collars - MEH (MBbls/d)(3)	10.8	24.1	13.3	13.2	2.4	2.4
Short Call Price ($/Bbl)	$55.00	$51.22	$64.38	$64.38	$55.00	$55.00
Long Put Price ($/Bbl)	$40.00	$37.23	$53.13	$53.13	$40.00	$40.00
Short Put Price ($/Bbl)	$30.00	$27.23	$43.13	$43.13	$30.00	$30.00
Put Spreads - MEH (MBbls/d)(5)	17.9	17.9
Long Put Price ($/Bbl)	$40.00	$40.00
Short Put Price ($/Bbl)	$30.00	$30.00
Swaps - MEH (MBbls/d)(2)	29.0	15.7	52.0	52.0	52.0	52.0	20.0
Swap Price ($/Bbl)	$35.24	$39.28	$40.74	$40.74	$40.74	$40.74	$43.81
BRENT
Two Way Collars - Brent (MBbls/d)(4)	6.5	6.5
Short Call Price ($/Bbl)	$52.30	$52.30
Long Put Price ($/Bbl)	$47.30	$47.30
Swaps - Brent (MBbls/d)(2)	11.2	6.3	22.0	22.0	22.0	22.0
Swap Price ($/Bbl)	$41.77	$47.40	$44.46	$44.46	$44.46	$44.46
Total Hedged Volumes (MBbls/d)	110.0	105.1	92.3	92.2	81.4	81.4	20.0
Premium Realization ($MM)(6)	$7.2	$7.2	$(2.0)	$(2.0)	$(0.7)	$(0.7)
Midland-Cushing Basis Swaps (MBbls/d)(7)	14.0	14.0
Basis Differential ($/Bbl)	$(1.44)	$(1.44)
Rollfactor Swaps (MBbls/d)(8)	45.7	45.7
Swap Price ($/Bbl)	$(2.32)	$(2.32)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
WAHA
Swaps - Waha (MMBtu/d)(2)	51,413	58,152	66,667	66,484	66,304	66,304
Swap Price ($/MMBtu)	$0.96	$1.04	$2.23	$2.23	$2.23	$2.23

(1)	Hedge position as of 8/4/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)	Parsley receives the swap price.
(3)	When the reference price (Midland, MEH, or Brent) is at or above the short call price, Parsley receives the short call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.
(4)
When the reference price is above the short call price, Parsley receives the short call price. When the reference price is between the short call price and the put price, Parsley receives the reference price. When the reference price is below the put price, Parsley receives the put price.

(5)
When the reference price is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(6)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(7)	Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.
(8)	These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average NYMEX price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.

Weighted Average Shares Outstanding

Parsley Energy, Inc. and Subsidiaries
Weighted Average Shares Outstanding
(Unaudited, in thousands)

	Three Months Ended June 30,
	2020	2019

Weighted average common shares outstanding, class A	376,950	279,706
Weighted average common shares outstanding, class B	35,125	35,722
Adjusted weighted average common shares outstanding(1)	412,075	315,428

(1)	PE Units (and a corresponding number of shares of Class B common stock) can be exchanged for Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and corresponding share of Class B common stock) exchanged. As such, assumes the exchange of all outstanding PE Units (and corresponding shares of Class B common stock) for shares of Class A common stock. Excludes potentially dilutive restricted stock and restricted stock units of approximately 0.5 million and 0.1 million shares for the three months ended June 30, 2020 and 2019, respectively.